EX-77B

Ivy International Growth Fund

Letter Report Regarding Internal Accounting Control for Filing as an Attachment to Item 77 of Form N-SAR for the Fiscal Year
Ended December 31, 2002

INDEPENDENT AUDITORS' REPORT
To the Board of Trustees and Shareholders of Ivy International Growth Fund:
In planning and performing our audit of the financial statements of Ivy International Growth Fund (the "Fund") for the fiscal year ended December 31, 2002 (on which we have issued our report dated February 7, 2003), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control. The management of the Fund is responsible for establishing and maintaining internal control.

In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of the Fund's management, the Board of Directors of Ivy International Growth Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 7, 2003

Ivy Fund

Letter Report Regarding Internal Accounting Control for Filing as an Attachment to Item 77 of Form N-SAR for the Fiscal Year
Ended December 31, 2002

INDEPENDENT AUDITORS' REPORT
To the Board of Trustees and Shareholders of Ivy Fund:
In planning and performing our audit of the financial statements of Ivy Fund (the "Company")(including Ivy Cundill Global Value Fund, Ivy Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy International Fund, Ivy International Small Companies Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund, Ivy Growth Fund, Ivy US Blue Chip Fund, Ivy US Emerging Growth Fund, Ivy Bond Fund and Ivy Money Market Fund) for the fiscal year ended December 31, 2002 (on which we have issued our report dated February 7, 2003), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Company's internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Company's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements due to error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Company's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of the Company's management, the Board of Trustees of Ivy Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
February 7, 2003